                                                                    Exhibit 10.2

                                     LEASE


                             T & T INVESTMENT CO.

                                   Landlord


                                      to


                      KREISLER MANUFACTURING CORPORATION

                                    Tenant

Dated: September 1, 2000


Commencement Date: October 1, 2000

                        TABLE OF CONTENTS

1.  Leased Premises....................................          2

2.  Term of Lease......................................          2

3.  Rent...............................................          2

4   Use................................................          4

5.  Repairs And Maintenance............................          4

6.  Utilities..........................................          5

7.  Taxes..............................................          6

8.  Insurance..........................................          8

9.  Signs..............................................         10

10. Fixtures...........................................         10

11. Assignment And Subletting..........................         11

12. Damage Or Destruction..............................         14

13. Condemnation.......................................         15

14. Inspection By Landlord and Right To Market.........         17

15. Right of Entry.....................................         18

16. Default............................................         24

17. Notices............................................         25

18. Non-waiver.........................................         26

19. Liability of Tenant For Deficiency.................         26

20. Right of Tenant to Make Alterations
    And Improvements...................................         27

21. Subordination of Lease.............................         27

22. Lease Construction.................................         29

23. Repairs by Landlord................................         29

24. Security Deposit..................................          29

25. Hold Harmless.....................................          30

26. Environmental Matters.............................          30

27. No Broker.........................................          43

28. Consent...........................................          43

29. Title.............................................          43

30. Force Majeure.....................................          43

31. Certification by Landlord that Lease
    Is in Full Force and Effect.......................          44

32. Quiet Enjoyment...................................          44

33. Trash and Recycling...............................          45

34. Compliance with Law...............................          45

35. Reentry by Landlord...............................          46

36. Non-waiver........................................          47

37. Abandonment of Property...........................          47

38. No Representation By Landlord.....................          47

39. Removal of Liens..................................          47

40. Attorney's Fees...................................          48

41. Arbitration.......................................          48

42. Removal of Equipment..............................          48

                              AGREEMENT OF LEASE


     THIS AGREEMENT, made the    day of October, 2000, by and between:

     T & T Investment Co., the owner in fee of the leased premises hereinafter described which will be the subject matter of this Lease, having a place of business at c/o Arnold Messer, 20281 East Country Club Drive, Suite 608, Aventura, Florida 33180, hereinafter referred to as "Landlord"; and

     Kreisler Manufacturing Corp., a Delaware corporation, having its home office at 2600 22/nd/ Street North, St. Petersburg, Florida, and Kreisler Industrial Corp., a New Jersey corporation, having its offices at 180 Van Riper Avenue, Elmwood Park, New Jersey, hereinafter referred to as "Tenant."

     WHEREAS, Tenant has leased premises known as 180 Van Riper Avenue, Elmwood Park, New Jersey, since in or about 1957, which lease was extended, superceded or modified several times thereafter; and

     WHEREAS, the current lease between the parties terminates as of September 30, 2000; and

     WHEREAS, the parties wish to further extend the relationship by execution of this document;

                             W I T N E S S E T H :

     The parties hereto, in consideration of the terms, covenants, and conditions herein contained do mutually agree as follows:

     1.  LEASED PREMISES

     The Landlord leases to the Tenant and Tenant hires from the Landlord, for the term, at the rental, and subject to the terms and conditions of this Lease; all that real property located at 180 Van Riper Avenue, Elmwood Park, New Jersey, consisting of approximately 90,000 square feet, on which there is presently located a building now occupied by Tenant consisting, for purposes of this Agreement, 52,000 square feet, including all other site improvements, parking area and the unimproved portions of land thereof, hereinafter referred to as the "Leased Premises," the "Premises," or the "Demised Premises."

     2.  TERM OF LEASE

     The term of the Lease shall be for a period of six (6) years, commencing October 1, 2000 and ending September 30, 2006.

     3.  RENT

     As Fixed Rent the Tenant shall pay to the Landlord, at the office of the Landlord or at such other place and in such other manner as the Landlord may from time to time designate in writing, for the term of the Lease, commencing October 1, 2000 and ending September 30, 2006, rent at the following rates:
1/st/ year - $4.00 x 52,000 sq. ft. = $208,000 or $17,333.33 per month
2/nd/ year - $4.00 x 52,000 sq. ft. = $208,000 or $17,333.33 per month
3/rd/ year - $4.50 x 52,000 sq. ft. = $234,000 or $19,500 per month
4/th/ year - $4.50 x 52,000 sq. ft. = $234,000 or $19,500 per month
5/th/ year - $4.50 x 52,000 sq. ft. = $234,000 or $19,500 per month
6/th/ year - $4.75 x 52,000 sq. ft. = $247,000 or $20,583.33 per month

     All of the aforesaid rental payments shall be payable without previous demand therefor on the first day of each month in advance.

     Notwithstanding any provision of this Lease to the contrary, at Landlord's option, Tenant shall pay a late charge of five (5%) percent of any installment of fixed rent or additional rent paid more than 10 days after the due date thereof. Late charges that accrue during any month shall be paid on the first day of the following month. In the event of non-payment of any late charges, Landlord shall have, in addition to all rights and remedies hereunder, all rights and remedies provided by law in the event of non-payment of rent. The waiver or failure by Landlord to collect a late charge in any month or months shall not preclude Landlord from collecting said late charge(s) in later months.

     4.  USE

     The Tenant covenants and agrees to use and occupy the Leased Premises for only light manufacturing, warehouse and office, and further limited by any variances previously granted, all zoning laws, Borough ordinances, State statutes or federal legislation, if any, governing the Tenant's use. The parties acknowledge that Tenant's current use is permitted.

     5.  REPAIRS AND MAINTENANCE

     Tenant shall take good care of the Premises and at its own cost and expense, keep and maintain the interior and exterior of the Premises and the parking lot, and shall make all ordinary repairs and replacements thereto including all repairs and replacements to the HVAC system, (excluding structural repairs and the roof), at any time during the term of this Lease as and when needed to preserve them in good working order and condition, and the Tenant shall repair, maintain and replace all mechanical and working parts used in connection with the air conditioning, and shall keep the water pipes, sewer pipes, lines and connections servicing the Premises exclusively free from ice and other obstructions, and shall generally maintain the interior and exterior of the Premises and shall, at the expiration of the term of this Lease, deliver up the Premises in good order or condition, damages by the elements, fire and other causes beyond the reasonable control of Tenant and ordinary wear and tear excepted.

     Tenant shall be liable for and shall make all necessary repairs to both the interior and exterior of the building. In addition thereto, the Tenant agrees to keep the driveway and parking lot in good repair and further agrees that the said parking lot shall be used for parking only. The Tenant further agrees to be liable for all roof repairs except if it becomes necessary to replace a portion of, or the entire, roof by reason of a total collapse due to windstorm or other external factors, in which event the Landlord agrees to be responsible for the replacement.

     6.  UTILITIES

     (A) The Tenant shall, at its own cost and expense, pay for all utilities and utility service to the Premises, including but not limited to gas, heat, electric, water, sewage and storm drainage, including all sewer use and service charges. The Landlord shall not be responsible for, or incur any liability as a result of, interruption of said utility service, unless caused by any Landlord, or its employees or agents.

     (B) The Tenant shall be responsible for, and at its own cost and expense, make such deposit as may be required by utility companies for utility service to the Premises including standby sprinkler charges, if any.

     (C) The Landlord represents to the Tenant that gas, heat, electric, water, sewer and storm drain utilities are available and connected at the building on the Premises.

     (D) The Tenant shall have the option, subject to the reasonable approval of the Landlord, to make such changes in the building as recommended by any of the utility companies or private contractors to lower the cost of such utility.

     7.  TAXES

     (A) The Tenant, in addition to the rent reserved, shall pay all real property taxes which may be charged, imposed or assessed upon or in relation to the Demised Premises, including both land, building or other site improvements, during the term of the within Lease. As soon as Landlord receives tax bills, Landlord shall forward such tax bills to Tenant for payment thereof. Said payments shall be made by the Tenant directly to the taxing authorities, as required by law. In the event Tenant fails to pay taxes, and Landlord is therefore compelled to do so, Tenant agrees to reimburse Landlord for the payment of the taxes or assessments, which are to be considered as additional rent, no later than five (5) days after Landlord has advised Tenant of the payment. Since Tenant is continuing in possession, there is no need to apportion the first years' taxes. However, taxes for the last year of the term shall be apportioned.

     (B) With respect to the payment of assessments for capital improvements off-site, such as assessments for sewers, roadways, sidewalks, curbing, drainage or the like, Tenant shall only be responsible for the payment of that portion of the assessment as expressed by a fraction, the numerator of is the number of years remaining in the Term and the denominator of which is the useful life (in years) of the capital improvement as determined by generally accepted accounting principles. In the event Landlord and Tenant shall enter into a new lease after the expiration of this term, then Tenant shall pay the additional portion of the assessment in accordance with the foregoing.

     (C) Landlord agrees that it shall deliver true copies of all such assessments or other notices within five (5) days of their receipt by Landlord, but failure to deliver same timely shall not be reason for Tenant to avoid the obligation for payment of same.

     (D) Tenant shall evidence payment of the aforesaid taxes on or before their due date by submitting to Landlord copies of the tax bills marked "paid."

     (E) In the event Landlord obtains a mortgage on the Premises and its mortgage company pays taxes directly, Tenant will promptly reimburse Landlord for the taxes paid by the Landlord upon proof of payment by the mortgage company to the taxing authority.

     (F) Tenant shall have the right to appeal any tax or special assessment provided Tenant shall have first notified Landlord of its intention no less than thirty (30) days prior to April of each year (the filing deadline date). In the event Tenant undertakes such appeal, same shall be at Tenant's sole cost and expense, including, but not limited to, legal fees and appraisal fees. Any refund issued by the taxing authority and paid to Landlord shall be promptly paid to Tenant, as long as taxes are current.

     (G) Tenant is not responsible for payment of any estate, income, franchise or transfer taxes arising out of its occupation of the Premises under this Lease.

     8.  INSURANCE

     The Landlord will not be responsible for the loss or damage to property or injury to persons, occurring in or about the Demised Premises, by reason of any existing or future condition, defect, matter or thing in said Demised Premises or the property of which the Demised Premises is a part unless due to negligence or willful conduct of Landlord, its agents or employees, or for the acts, omissions or negligence of other persons or Tenants in and about the said Demised Premises. In furtherance thereof, the Tenant shall carry, at its own expense, public liability insurance, in a minimum amount of Two Million ($2,000,000.) Dollars for each person injured and Five Million ($5,000,000.) Dollars for any one accident and Two Million ($2,000,000.) Dollars for property damage in any one accident which shall include the Landlord as a named insured. Tenant shall deliver to Landlord the policy of said insurance and upon default thereof, the Landlord may procure the same and Tenant shall pay therefor as additional rent hereunder upon demand.

     The Tenant shall procure and pay for building fire insurance with extended coverage in the amount of Two Million Five Hundred

($2,500,000.) Dollars and deliver a certified duplicate copy of the original policy to the Landlord. The Landlord may obtain such insurance if the Tenant fails to do so and charge the cost to Tenant as additional rent.

     If for any reason it shall become impossible for Tenant to obtain fire or hazard insurance on the buildings and improvements in the amount required and written by companies duly authorized to issue such insurance in the State of New Jersey, the Landlord may, ten (10) days after written notice is delivered to the Tenant, terminate this Lease.

     Tenant will not, nor will Tenant permit, undertenants or other persons to do anything in said Premises, or bring anything into said Premises, or permit anything to be brought into said Premises or to be kept therein, which will in any way increase the rate of fire insurance on said Premises, or use the Premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay on demand any such increase.

     Landlord and Tenant hereby each release the other party, and anyone claiming through or under the other party by way of subrogation, or otherwise, from any and all liability for any loss of or damage to property, whether caused by the negligence or fault of the other party. In addition, Landlord and Tenant shall cause each and every insurance policy carried by them, insuring the premises, land or the contents thereof, to be written to permit the aforesaid waiver of all rights of recovery by way of subrogation against the other party hereto in connection with any loss or damage covered by the policy. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release and waiver of claims shall not be operative in any case where the effect of such release and/or waiver is to invalidate insurance coverage.

     9.  SIGNS

     Tenant may place signs on the land and buildings of the Demised Premises, provided, however, that such signs shall not create a hazard to any person or property and shall comply in every way with all applicable governmental regulations and that Tenant shall obtain, at its own expense, all necessary permits for the erection or installation of said signs.

     10. FIXTURES

     Tenant is given the right and privilege of installing and removing property, equipment and fixtures in the Leased Premises during the term of the Lease; it being understood and agreed, however, that in the event of the termination or expiration of this Lease, if the Tenant fails to remove any such property, equipment, fixtures or other property as of the termination of the Lease, in that event and provided the Landlord has given Tenant at least seven
(7) days' written notice of Landlord's intent to treat said property as abandoned, the said property, equipment and fixtures shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

     11.  ASSIGNMENT AND SUBLETTING

     Tenant shall not assign this Agreement or underlet or underlease the Premises or any part thereof without the prior consent of the Landlord, which consent shall not unreasonably be withheld, delayed or conditioned provided, however, that the Landlord need not consent to any such assignment unless Tenant shall deliver to the Landlord in a form reasonably acceptable to the Landlord:
(1) the assumption by the assignee of all covenants and obligations under this Lease as provided and, further, that Tenant shall remain liable under all of the terms of this lease for the duration of the term; and (2) financial statements tending to show that proposed assignee is capable of compliance with all the financial and other terms of this Agreement. Landlord shall not be required to consent to a sublease of part or all of the Premises unless Tenant shall execute and deliver to Landlord, in a form reasonably acceptable to the Landlord, an assignment of all rents to become due to Tenant under said sublease, which assignment shall be in the form of security to Landlord for the performance of Tenant's obligations under this Lease.

     In the event that the assignment or sublease of the Premises takes place in connection with a sale of Tenant's business and the ceasing of Tenant's operations and/or the dissolution of its corporate charter, Landlord shall consent to the assignment or sublease, providing that the following conditions are satisfied:

     (1) If the net worth, at the time of the proposed assignment or proposed sublease, of the proposed subtenant or proposed assignee, is less than the Tenant's net worth at the time of the proposed assignment or proposed sublease, as determined by Tenant's and the proposed assignee's or proposed sublessee's most recent annual audited financial statements, then the proposed subtenant or proposed assignee shall provide Landlord with the following:

          (a) an irrevocable, stand-by letter of credit in the original face amount of one year's rent (based on the amount of rent in the year in which the assignment or sublease is made), hereinafter the "Letter of Credit," as collateral security for the payment of any and all rent payable by the assignee or subtenant under the Lease. The letter of Credit shall be for a term of eighteen (18) months. Upon a default in payment of rent by the assignee or sublessee, and upon ten days' written notice to the assignee or subtenant, all or part of the Letter of Credit may, at Landlord's option, be drawn upon, in whole or in part, applied on account of the default of the assignee or subtenant's failure to pay rent. At the end of said eighteen (18) -month period, the Letter of Credit or any balance thereof shall be returned to the subtenant or assignee; and

          (b) an amount equal to two (2) months' rent, at such monthly rental rate as exists at the date of the assignment or sublease, which amount shall be added to the security deposit required in section 24 herein and shall be subject to the provisions set forth therein.

     (2) In the event the proposed assignee's or proposed subtenant's net worth, at the time of the proposed assignment or proposed sublease, is equal to or greater than the Tenant's net worth, as determined at the time and in the manner set forth hereinabove in subparagraph 11(1), the proposed assignee or proposed subtenant shall only be required to provide the Landlord with an amount equal to two (2) months' rent, at such monthly rental rate as exists at the date of the assignment or sublease, which amount shall be added to the security deposit required in paragraph 24 herein and shall be subject to the provisions set forth therein.

     12.  DAMAGE OR DESTRUCTION

     (A) In case during the term hereof the Leased Premises or other portions of the building located on the Leased Premises shall be partially damaged (as distinguished from "substantially damaged," as that term is hereinafter defined) by fire or other casualty, Landlord shall forthwith proceed to repair such damage and restore the Leased Premises to substantially its condition at the time of such damage, consistent with the then applicable codes. In the event that the damage is caused by Tenant, its operations, invitees, agents, employees, contractors or other third parties conducting business with or for Tenant, the Tenant shall be responsible to repair the property.

     (B) In case during the term hereof the Leased Premises shall be substantially damaged or destroyed by fire or other casualty, as opposed to partial damage caused by Tenant, as set forth in (a) hereof, either party shall have the option to terminate the Lease by written notice thereof to the other not more than sixty (60) days from the date of the occurrence. In the event the Lease is not so terminated it shall remain in full force and effect and the Landlord shall, proceeding with all reasonable dispatch, repair or rebuild the Leased Premises to substantially its condition at the time of such damage or destruction, consistent with then applicable codes, and so that the Tenant will be able to conduct its business at the Leased Premises in substantially its same manner as it is as of the date of this Lease.

     (C) In the event the provisions of (a) and (b) of this Article 12 shall become applicable, the rent and all other charges specified in this Lease, shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is interference with the operation of the business of the Tenant in the Leased Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Leased Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do. Any rent or other charges paid in advance by Tenant shall be promptly refunded by Landlord. Landlord shall be limited to the amount paid by the insurance carrier under the rent insurance provision of the policy.

     (D) The terms "substantially damaged" and "substantial damage" as used in this Article 12 shall have reference to damage of such a character as cannot reasonably be expected to be repaired or the premises restored within one hundred eighty (180) days. The determination of whether or not there has been substantial damage shall be made within ten (10) days of the date of the occurrence of the casualty.

     13.  CONDEMNATION

     (A) If the whole of the Premises shall be taken under the exercise of the power of condemnation or eminent domain, then this Lease shall automatically terminate on the date that title or possession is taken by the condemner, whichever occurs first, and the rent shall be apportioned as of said date. If any part of the Premises be so taken, so as to materially restrict, limit or adversely affect the use, occupancy or enjoyment of Tenant, then Tenant shall have the option to terminate this Lease by thirty (30) days' written notice to the Landlord, which notice must be given within ninety (90) days after possession or title on the partial taking is obtained by condemner, and the rent shall be apportioned on the effective date of termination of the Lease by Tenant.

     (B) If any part of the Premises shall be so taken and this Lease shall not terminate or be terminated under the provisions of subparagraph (a) hereof, then the rental shall be equitably apportioned according to the square footage of the Premises, and the Landlord shall, at its own cost and expense, restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purposes for which it was leased, shall provide finished parking facilities equivalent to those originally furnished to Tenant, and shall make all repairs to the building located on the Premises to the extent necessary to constitute the building of a complete architectural unit, provided however, that if the amount of the award received by Landlord is not adequate to cover the cost of such restoration or repairing,

Landlord may elect by written notice to Tenant to that effect to terminate this Lease.

     (C) Notwithstanding the provisions of this Lease, Tenant's use, occupancy or enjoyment of the Premises will be deemed materially restricted if any portion of the building or ground area of sufficient size to deprive Tenant of Twenty Percent (20%) or more of the available parking area on site at the commencement of the term shall be taken under the exercise of the power of condemnation or eminent domain.

     (D) All compensation awarded or paid upon such total or partial taking of the Premises shall belong to and be the property of the Landlord without any participation by the Tenant; provided, however, that nothing contained herein shall be construed to preclude the Tenant, as permitted by law, from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, relocation costs or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture and other personal property belonging to Tenant.

     14.  INSPECTION BY LANDLORD AND RIGHT TO MARKET

     Landlord's agents, and other representatives, shall have the right to enter into and upon said Premises, or any part thereof, at all reasonable hours during a normal workday for the purpose of examining same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly disturbing the operations of the Tenant. Non-emergency entrance by the Landlord shall take place only after notice is given twenty-four (24) hours in advance.

     Tenant also agrees to permit the Landlord or his Agents to show the Premises to persons wishing to hire or purchase the same; and the Tenant further agrees that on and after one year next preceding the expiration of the term hereby granted, the Landlord or his Agents shall have the right to place notices on the front of said Premises, or any part thereof, offering the Premises "To Let" Or "For Sale" and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation. Tenant shall allow Landlord or its agents to enter the Premises at reasonable times during business hours, on reasonable notice, in order to show the Premises to prospective buyers, at any time during the lease term.

     15.  RIGHT OF ENTRY

     The Tenant shall, without any previous demand therefor, pay to the Landlord or its agent the said rent at the times and in the manner above provided. In the event of non-payment of said rent or any installment thereof and the expiration of any applicable notice and cure periods at the times and in the manner herein provided, or if the Tenant shall be dispossessed for non-payment of rent, or if the Leased Premises shall be deserted or vacated, or if the Tenant defaults in any other covenant or condition of this Lease and such default continues for twenty (20) days after notice to the Tenant, the Landlord or its agent shall have the right to and may enter the said Premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution or damages therefor, and may re-let the Premises as the agent of the Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the Premises under this Lease shall be forfeited. Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this Lease. For the purpose of re-letting, the Landlord shall be authorized to make necessary to place the same in good order and condition. The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, and all reasonable expenses of such re-letting. If the sum realized or to be realized from the re-letting is insufficient to satisfy the monthly or term rent provided in this Lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the entire deficiency to be realized during the term of the re-letting. The Tenant shall not be entitled to any surplus accruing as a result of the re-letting. The Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of the Tenant in or upon the Demised Premises, to secure payment of the rent and performance of the covenants and conditions of this Lease. The Landlord shall have the right, as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the Premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this Lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. The Tenant agrees to pay, as additional rent, all reasonable attorney's fees and other reasonable expenses incurred by the Landlord in enforcing any of the obligations under this Lease.

     (A) If at any time, after the commencement of the term of this Lease, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within thirty (30) days thereof Tenant fails to secure a discharge of any of the above, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised Premises and Landlord, in addition to the other rights and remedies given by (c) hereby and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit of moneys received by them from Tenant or others in behalf of Tenant upon the execution hereof.

     (B) If at any time after the commencement of this Lease, or if at any time during the term hereby demised, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within thirty (30) days thereof Tenant fails to secure a discharge of any of the above, or if Tenant makes an assignment for the benefit of creditors, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Premises and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained, or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security deposit, or monies received by them from Tenant or others in behalf of Tenant.

     (C) It is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) or (b) Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period.

     If such Premises or any part thereof be re-let by the Landlord for the unexpired term of said Lease or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be prima facie to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings, in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     Notwithstanding anything set forth in this Lease to the contrary, in the event that this Lease shall terminate by reason of re-entry of the Landlord under the terms and conditions contained in this Lease, or by ejectment of the Tenant by summary proceedings or otherwise, or in the event of a default by Tenant, or upon termination of the Lease by Landlord pursuant to the terms herein, or in the event Tenant vacates the Premises, Landlord shall exercise reasonable efforts to re-let the Premises or any part thereof and, in connection therewith, use such reasonable efforts to collect any and all rent due from such re-letting Tenant during the re-letting period.

     In the event the Premises, or any part thereof, is re-let by the Landlord, any amounts due the Landlord by Tenant hereunder shall be reduced by the proceeds of any re-letting by Landlord after deducting all costs directly incident thereto. In the event Landlord shall, after default or breach by Tenant, recover the amounts it may receive from Tenant hereunder, and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of re-letting, as aforesaid, plus amounts paid to Landlord by Tenant, exceed the aggregate of rents and other charges accrued in favor of Landlord to the end of said term pursuant to the terms herein, Landlord shall refund such excess to Tenant, without interest, promptly after such determination.

     Nothing contained in this Lease shall permit Landlord to recover from Tenant more than the Fixed Rent as set forth in this Lease with the exception of the costs of remediation incurred by

Landlord, and/or other damages allowed, as set forth in paragraph 26 herein.

     16. DEFAULT

     (A) It is expressly understood and agreed that, subject to the terms and conditions of this Lease, in the event (1) the Tenant shall fail to pay rent when due; or (2) if the Tenant shall fail to make any payment of the rent or other monetary obligations hereunder to be paid for by the Tenant when due, and any such failure in (1) or (2) above shall continue for a period of fifteen (15) days, and after five days' written notice to Tenant, the Tenant shall be in default hereunder. In such event, the Landlord may institute legal proceedings to dispossess the Tenant; or

     (B) If the Tenant shall default under any other provisions of this Lease other than such requiring monetary payments, the Tenant shall cure same within thirty (30) days of notice from the Landlord, or if such condition cannot be corrected within thirty (30) days despite diligent efforts, Tenant shall complete said curing within a reasonable time, failure to do so shall constitute a default hereunder;

     (C) A default shall occur if the Tenant fails to comply materially with any of the statutes, ordinances, rules, orders, regulations and requirements of the federal, state and city government required to be complied with by Tenant pursuant to the terms of this Lease, and such failure to comply is not corrected within thirty (30) days after written notice of such violation is given by Landlord, or if the Tenant files a petition in bankruptcy or arrangement, or be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, and such actions are not rescinded within sixty (60) days. The Landlord may, at any time after the occurrence of a default and the expiration of the applicable notice and cure periods, terminate this Lease and the term thereof, and upon the giving of such written notice, the Lease and the term thereof shall terminate, expire and come to an end on the date of the notice as if said date were the date originally fixed in this Lease for the termination or expiration thereof.

     (D) In the event Tenant shall fail to pay rent and/or additional rent when due, and the applicable cure period has expired then, in addition to the Landlord's rights as contained in this Article 16, a late fee shall be imposed in the amount of five (5%) percent of the payment which is late, as set forth in paragraph 16(A).

     (E) In the event of the occurrence of an event of default by Landlord hereunder, Tenant, may, at its sole discretion exercise any or all of the remedies as may be available to Tenant at law or in equity.

     17. NOTICES

     All notices required or permitted to be given to the Landlord shall be in writing and given by hand or certified mail, return, receipt requested, addressed to the Landlord at c/o Arnold Messer, 20281 E. Country Club Drive, Suite 608, Aventura, Florida 33180, with a copy to its attorney, Steven Muhlstock, Esquire, 2200 Fletcher Avenue, Fort Lee, New Jersey 07024.

     All notices required to be given to the Tenant shall be in writing and given by hand or certified mail, return receipt requested, addressed to the Tenant at the Premises, with a copy to Tenant's attorney, Blank, Rome, Comisky & McCauley, LLP, One Logan Square, Philadelphia, Pa. 19103-6998, Att.: Lawrence Finkelstein, Esq.

     Either party may change the address for notification hereunder by a notice given in conformance with this Article 17.

     18. NON-WAIVER

     The failure of the Landlord or Tenant to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

     19. LIABILITY OF TENANT FOR DEFICIENCY

     In the event that this Lease shall terminate by reason of the re-entry of the Landlord under the terms and conditions contained in this Lease or by the ejectment of the Tenant by summary proceedings or otherwise, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which accrued subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, and such difference or deficiency between the rent herein reserved and the rent collected, if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained, provided such damages are permitted by law applicable to this jurisdiction.

     20. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

         The Tenant shall not make alterations, additions or improvements to the Premises, without the Landlord's consent, which consent shall not be unreasonably withheld, except interior, non-structural, non-mechanical alterations which shall not require Landlord's consent. If Tenant makes such alterations, it shall restore the Premises to the same condition as when received upon the request of the Landlord.

     21. SUBORDINATION OF LEASE

     (A) This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed on the land the Premises form a part. The Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee. Tenant further acknowledges that Landlord may be required by any mortgagee or proposed mortgagees, and Tenant agrees that it will, upon demand, join with Landlord in the execution of any such assignment or agreement, which may in form for recording, as any such mortgagee or proposed mortgagee may reasonably require Tenant's failure to comply, after five days' written notice to Tenant, with the provisions hereof shall constitute a default under this Lease.

     (B) It shall be a condition to Tenant's obligation under this Article of the Lease to subordinate this Lease to any mortgage on or hereafter placed on the Land and buildings of which the Premises form a part, that Tenant be furnished a non-disturbance agreement (in form reasonably acceptable to Tenant) from the mortgagee, trustee or holder of any such mortgage agreeing that as long as Tenant does not commit an Event of Default pursuant to this Lease that Tenant's possession of the Premises hereunder shall not be disturbed.

     (C) Landlord shall endeavor to include, in any mortgage executed by it, a provision allowing the Tenant the right to cure any defaults of the Landlord prior to institution of any foreclosure proceeding by the lender.

     22. LEASE CONSTRUCTION

     This Lease shall be construed pursuant to the laws of the State of New Jersey. The terms, covenants and conditions of the within Lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be. The neuter gender when used herein, shall include all persons and corporations and words used in the singular, shall include words in the plural where the text of the instrument so required.

     23. REPAIRS BY LANDLORD

     Notwithstanding anything contained herein to the contrary, Landlord shall repair bathrooms, re-blacktop the asphalt parking lot and repair the fencing which exists on the perimeter of three sides of the Premises, within six months of the execution of this Lease. The cost of such repairs shall be borne by the parties in the following manner: Sixty 60% percent by Tenant and Forty 40% percent by Landlord.

     24. SECURITY

     Landlord acknowledges receipt of Twelve Thousand Five Hundred ($12,500.) Dollars as security deposit pursuant to prior leases. Unless there is a default by Tenant during the term of this Lease, the security deposit will not be increased. Landlords shall continue to pay Tenant four (4%) percent per annum on the amount of the security deposit. Upon termination or end of this Lease, the security deposit shall be returned to Tenant, subject to any repairs that must be made by Landlord caused by Tenant. The security deposit shall be retained by Landlord until the expiration or sooner termination of this Lease and shall be returned to Tenant within thirty (30) days thereafter, provided that (a) the Premises has been vacated; and (b) the Tenant shall have complied with all terms, covenants and conditions of this Lease.

     25.  HOLD HARMLESS

     It is expressly agreed and understood by and between the parties to this Lease, that the Landlord shall not be liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, unless due to the negligence or wilful conduct of the Landlord, its agents or employees. Tenant hereby indemnifies and holds Landlord harmless for any such claims, including reasonable attorney fees.

     26.  ENVIRONMENTAL MATTERS

     The tenant covenants, represents and warrants that the Tenant's intended use of the Premises will materially comply with, and the Tenant will not after the date hereof materially violate in connection with the use, maintenance or operation of the Premises any Applicable Environmental Laws (as hereinafter defined).

     (a) The Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the Premises by the Tenant, its agents, employees, contractors or invitees, in material violation of Applicable Environmental Laws. If the presence of Hazardous Material in or about the Premises caused or permitted by the Tenant results in the material violation of any Applicable Environmental Law and/or subjects the Premises to any Remedial Obligations (as hereinafter defined) thereunder, the Tenant shall be liable to the Landlord for all damage(s) resulting therefrom; and shall indemnify, defend and hold the Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the Term as a result of such violation. This indemnification of the Landlord by the Tenant shall include, without limitation, (i) reasonabie sums paid in settlement of claims; (ii) reasonable attorney's fees, consultant fees and expert fees; (iii) necessary costs incurred in connection with any study or investigation of site conditions, cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision (collectively, "Remedial Obligations") because of Hazardous Material present in the soil or ground water on or under the Building or property; (iv) penalties, fines and/or other similar costs arising from any failure by the Tenant to comply with the terms of any Applicable Environmental Law or order issued by any federal, state or municipal department or agency having regulatory authority over environmental matters; and (v) removal of any lien imposed under such Applicable Environmental Laws, or under any other federal or state statute or local ordinance imposing a lien for costs in performing Remedial Obligations resulting from the existence of any Hazardous Material, provided, however, that this indemnity shall not include and Tenant shall not be liable to Landlord for (w) any diminution in value of the Premises; (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises; (y) damages arising from any adverse impact on the marketing of space; or (z) any costs or expenses incurred by Landlord prior to the date hereof. Without limiting the foregoing, if the presence of any Hazardous Material in or about the Premises caused or permitted by the Tenant either prior to or during the Term of this Lease creates any Remedial Obligations with respect to the Premises, the Tenant shall promptly take all actions at its sole expense as are necessary to satisfy such Obligations.

               Notwithstanding the foregoing, Tenant acknowledges that during Tenant's prior use and occupancy of the Premises, it undertook certain industrial activities which have resulted in water and soil contamination of the Premises.

               In the event Tenant fails to remediate the Premises in accordance with this Paragraph 26, Landlord shall have all rights against Tenant, including, but not limited to, seeking damages for diminution in value of the Premises; damages for loss or restriction on use of rentable or useable space; and/or damages for loss of rent.

               Notwithstanding anything to the contrary contained herein (a) Tenant's duties with respect to indemnification, Remedial Obligations and compliance with Applicable Environmental Laws shall be deemed satisfied upon Tenant's compliance with the provisions of Paragraph 26E below provided, however, that Tenant retains responsibility for natural resources damages, if any, to the extent they are, or have been caused by, Tenant; (b) Tenant's obligations with respect to any other claims allegedly relating to the presence of Hazardous Materials, including third party claims, shall be limited to those claims asserted by Landlord against Tenant within five (5) years after the date of issuance of an NFA (as herein defined) for soils, or a conditional NFA for groundwater, depending upon whether the claim relates to soil or groundwater contamination; (c) Tenant shall not be liable for any losses or damages which may be caused by the imposition of institutional or engineering controls on or with respect to the Premises in connection with Remediation; (d) Landlord shall not settle any claims or incur any costs or expenses, except at Landlord's sole expense, so long as Tenant is complying with its obligations under this Paragraph 26; and (e) Landlord's rights and remedies under this Paragraph 26 shall constitute Landlord's sole and exclusive remedies with respect to environmental matters.

               Tenant shall not be responsible for any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the Term as a result of the presence of Hazardous Materials which either pre-dated Tenant's occupancy of the Premises or which have migrated to the Premises from an off-site source.

     (b) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of New Jersey, or the United States Government during the Term of this Lease. The term "Hazardous Material" includes, without limitation, any material or substance that is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Applicable Environmental Laws; (iv) defined as a "hazardous waste" pursuant to Applicable Environmental Laws; and (v) defined as a "hazardous substance" pursuant to Applicable Environmental Laws.

     (c) "Applicable Environmental Laws" shall mean any and all federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to the protecticn of health and the environment, in existence during the Term of this Lease, including, without limitation: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 6901 et
                                                                            --
         seq. ("CERCLA"), (ii) the Resource Conservation and Recovery Act of
         ----
         1976, as amended, 42 U.S.C. 6901 et seq. ("RCRA"); (iii) the Clean Air
                                          -------
         Act, as amended, 42 U.S.C. 7901 et
                                         --
         seq., (iv) the Clean Water Act, amended 33 U.S.C. 1251 et seq.; (v) the
         ----                                                   -------
         Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et
                                                                            --
         seq.; (vi) the New Jersey Industrial Site recovery Act, formerly known
         ----
         as the Environmental Cleanup Responsibility Act, as amended, N.J.S.A.

         12:lK-6 et seq. ("ISRA);" (vii) the New Jersey Spill Compensation and
                 -------
         Control Act, as amended N.J.S.A. 58:10-23, 1lb et seq. ("Spill Act");
                                                        -------
         (vii) the New Jersey Underground Storage of Hazardous Substances Act, as amended N.J.S.A. 58:10A-21 et seq.; and (ix) the New Jersey Water
                                       -------
         Pollution Control Act, as amended N.J.S.A 58:10A-1 et seq.
                                                            -------

     (d) Tenant shall, at Tenant's own expense, comply with ISRA in the event of a closing, termination or transfer of Tenant's operation at the Premises which triggers the applicability if ISRA. In connection therewith, Tenant shall prepare all submissions required by ISRA including, but not limited to, General Information Submissions, Site Evaluation Submissions, Sampling Plans, Negative Declarations and Cleanup Plans, and shall implement and complete same as required by ISRA. In the event that compliance with ISRA becomes necessary at the Premises due to any action on the part of, or with regard to, Landlord, including, but not limited to, Landlord's execution of a Sales Agreement for the Premises, any change in ownership of the Premises, the initiation of bankruptcy proceedings with regard to Landlord, Landlord's financial organization, sale of the controlling share of Landlord's assets, or sale of Landlord, and to the extent ISRA compliance is required, Landlord shall comply with ISRA with regard to the Premises at Landlord's own expense. Tenant shall also provide all information within Tenant's possession reasonably requested by Landlord or the New Jersey Department of Environmental Protection ("NJDEP") for the preparation of ISRA non-applicability affidavits, if applicable, and Tenant shall promptly execute such affidavits, if applicable, and Tenant shall promptly execute such affidavits as are required under ISRA should the information contained therein be found by Tenant to be complete and accurate. Tenant shall be responsible for that portion of the cost if ISRA. compliance which is attributable to Tenant's discharge of toxic or hazardous substances or wastes at or about the Premises occurring during the term of this Lease. Tenant shall provide Landlord with all information in Tenant's possession requested by Landlord and reasonably necessary to complete the ISRA compliance process.

     (e) Tenant's Remedial Obligations hereunder shall be deemed complete upon receipt of a No Further Action Letter ("NFA") as that term is defined at N.J.A.C. 7:26E-1.8, or equlvaient, from the N,J.D.E.P. for site soils and a conditional NFA for groundwater (in conjunction with a Classification Exception Area ("CEA"). Landlord acknowledges that continuing monitoring may be required during the period of the CEA until such time as groundwater is determined to be within state standards. Landlord agrees that clean-up need meet only NJDEP non-residential, industrial standards for the remediation of soil, groundwater and other media, and shall further agree to the imposition of deed notices or restrictions prohibiting the use of the Premises for residential purposes, as the NJDEP may require. Landlord agrees to the imposition of institutional and engineering controls as part of remediation, including but not limited to a) designation of the Premises as being located in a CEA area; and b) deed restrictions consistent with such controls; and c) Landlord agrees, and shall require its future tenants to agree to maintain in good condition a11 site cover existing at the completion of remediation, e.g. concrete building floors; asphalt concrete drive-ways and parking areas, and other concrete slabs. The Landlord acknowledges that this will likely entail a deed notice that allows piercing these "caps" only with appropriate NJDEP oversight or approval. Nothing herein shall preclude Landlord from taking, at it sole cost and expense, such additional remedial or other actions as NJDEP may require in order to make the Premises suitable for residential uses.

           In the event that Tenant has not obtained the NJDEP NFAs required hereunder, prior to expiration of this Lease, Tenant's obligation to do so shall continue thereafter until met and Tenant and its consultants and contractors shall continue to have post-lease termination access to the Premises during the entire period necessary for remediation, post-remediation monitoring, and to satisfy ISRA. Nothing contained herein shall be construed to limit or restrict the NJDEP from imposing any lawful conditions on any such ongoing clean-up efforts including, but not limited to, the posting of a sufficient remediation funding source.

           (f) Landlord shall allow Tenant and its contractors access to the Premises for post-remediation monitoring after the Lease terminates, without additional charge, and shall do nothing to damage any wells or other remediation equipment which remain on the Premises. Landlord shall require future tenants to do the same.

     Landlord shall retain the right to notify Tenant in the event alteration of the wells are needed for Premises management. Tenant agrees not to unreasonably interfere with then current operations on the Premises and will continue to be responsible for the maintenance and proper closure of any wells or other remediation equipment still on the site.

          Landlord agrees that underground piping installed as part of remediation effort maybe left in place, provided it is properly grouted to seal it as required by applicable local and state authorities.

          Landlord agrees to assist Tenant in obtaining a wetlands transition area waiver from the State, if available, at no cost to Landlord, to perform work along Fleischer Brook. Landlord shall also endorse/sign (if required) stream encroachment/diversion permits, wetlands permits and any others required for the remediation of Fleischer Brook. If necessary, Landlord shall sign ail other permit applications and approvals and other documents necessary to accomplish remediation and satisfy ISRA, as NJDEP may require, after approval by Landlord's consultant, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be liable for any work performed pursuant to these permits or any penalties resulting therefrom.

           Landlord hereby approves an extension of the buried stormwater sewer pipe to the Premises boundary after excavation and disposal of soil and sediment within Fleischer Brook.

           All remediation equipment shall remain the property of the remediator and shall not be subject to any right of the Landlord to seize or otherwise acquire any rights therein.

           Acceptable surface restoration shall consist of patching, with like materials, any disturbed asphalt or concrete.

           All parking lots shall be available to Tenant and its contractors for the storage of equipment/staging of remediation, but Tenant shall not unreasonably interfere with the activities of Landlord or future tenants following termination of this Lease.

           Landlord shall approve the submission of remediation plans, any revisions thereto and various submissions to NJDEP, within reasonable turn-around times, to the extent required by NJDEP, following review by Landlord's environmental consultant, which approval shall not be unreasonably withheld, conditioned or delayed.

           Tenant shall provide Landlord with copies of all plans and reports submitted by Tenant to NJDEP or any other governmental agency overseeing the cleanup of the Premises and said agency's response thereto. Tenant specifically authorizes Landlord or its environmental agents to obtain copies of any and all documentation submitted by Tenant to NJDEP or other governmental agencies in connection with remediation of the Premises by Tenant which is not privileged or proprietary business information.

           Tenant shall be permitted to handle, use and dispose of hazardous materials in the ordinary course of its business and as may be necessary to accomplish remedial goals in accordance with Applicable Environmental Laws.

           Tenant shall not be responsible for any of Landlord's costs of overseeing Tenant's performance of its Remedial Obligations.

           Landlord shall provide reasonable assistance and information in connection with Tenant's making claims/receiving payment under the general liability insurance policies Tenant had in effect during Tenant's operation of the Premises.

           All information provided to the Landlord regarding the remediation shall be kept strictly confidential by Landlord.

           27.  BROKER

           Both the Landlord and Tenant represent and warrant that they have had no dealings with any broker with regard to this Lease.

           28.  CONSENT

           Whenever the prior consent or approval of either party hereto is required by the provision of this Lease, the same shall not be unreasonably withheld and/or delayed and such consent shall be deemed given if no notice of being withheld is made within ten (10) days, unless this Lease specifically requires additional documentation or assurances.

           29.  TITLE

           Landlord warrants and represents to Tenant that Landlord has the power and authority to enter into this Lease for the term hereof, (including the renewal term) that Landlord is the owner of the fee simple estate to the Premises; and that title to the Premises is and shall continue to be free and clear of any liens and encumbrances.

           30.  FORCE MAJEURE

           If either party shall be prevented or delayed from performing any obligation or satisfying any condition under this Lease by any strike, lock-out, labor dispute, inability to obtain labor or material, act of God, government restriction, regulation or control, or civil commotion, insurrection, sabotage, fire or other casualty or by any other event similar to the foregoing beyond the control of such party then the time to perform such obligation or satisfy such condition shall be postponed by the period of time consumed by the delay. If either party shall, as a result of any such event, be unable to exercise any right or option within the time limits provided therefore in this Lease, the time for exercise thereof shall be postponed for the period of time consumed by such delay.

          31.  CERTIFICATION BY LANDLORD THAT LEASE IS IN FULL FORCE AND EFFECT

          Upon request of Tenant, at any time or from time to time, Landlord agrees to execute and deliver to Tenant within ten (10) days after such request, a written instrument duly executed (a) certifying that this Lease has not been modified and is in full force and effect or if there has been a modification of this Lease that this Lease is in full force and effect as modified, and stating such modifications (b) specifying the dates to which the Fixed Rent and additional rent have been paid; and (c) stating whether or not, to the knowledge of the party executing such instrument, that Tenant is in default and, if Tenant is in default, stating the nature of such default.

          32.   QUIET ENJOYMENT

          The Landlord covenants and agrees that the Tenant, upon payment of the Fixed Rent and Additional Rent reserved herein, and upon observing and keeping the covenants, agreements, and stipulations of this Lease on its part to be kept shall lawfully, peaceably and quietly hold, occupy and enjoy the Leased Premises during the term without hindrance, ejection or molestation.

          33. TRASH AND RECYCLING

          The parties agree that the Tenant shall be responsible for the removal of trash from the Leased Premises. In connection therewith, the regulations of any state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash (collectively, the "Recycling Laws") . The Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on the Landlord or the Tenant by reason of the Tenant's failure to comply with the provisions of this paragraph and, at the Tenant's sole cost and expense, shall indemnify, defend, and hold the Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance.

          34.  COMPLIANCE WITH LAW

          The Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said Premises, for the correction, prevention, and abatement of nuisances, violations or other grievances, in, upon or connected with said Premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires at its own coast and expense, provided they relate to the business of, or use and occupation by the Tenant.

          In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall fail or neglect to make any necessary repairs, then the Landlord or his Agents may enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations, or requirements at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant. The Landlord shall promptly deliver to Tenant any notice of violations received by it.

          35.  REENTRY BY LANDLORD

          If default and the expiration of applicable notice and cure periods are made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the said Premises, and the same to have again repossess and enjoy.

          36.  NON-WAIVER

          The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

          37.  ABANDONMENT OF PROPERTY

          If after default in payment of rent or violation of any other provision of this Lease, or upon the expiration of this Lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of Lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

          38.  NO REPRESENTATION BY LANDLORD

          Landlord or Landlord's agent's have made no representations or promises with respect to the Demised Premises and the buildings thereon except as expressly herein set forth.

          39.  REMOVAL OF LIENS

          In the event that any mechanic's lien is filed against the Premises as a result of alterations, additions or improvements made by the Tenant, or in the event any other lien against the Premises is created by any act or omission of Tenant, the Tenant shall promptly remove the same within said period of forty-five (45) days' notice to the Tenant, if the Tenant fails to remove the same within said period of forty-five (45) days' notice, may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as additional rent hereunder.

          40.  ATTORNEY'S FEES

          In the event that the Tenant is found to be in default or breaches any provision of this Lease Agreement, Tenant shall pay the reasonable attorney's fees of the Landlord in enforcing such lease provisions.

          41.  ARBITRATION

          If any dispute shall arise as to any of the provisions of the within Lease and same cannot be settled amicably by the parties hereto, both the Landlord and Tenant hereby agrees that any such dispute shall be arbitrated according to the rules then obtaining of the American Arbitration Association.

          42.  REMOVAL OF EQUIPMENT

          At or before the expiration date of this Lease, Tenant agrees to remove, at its sole cost and expense, any and all of its equipment, furnishings and fixtures (which would not result in damage to the structural portions of the building). The flooring, walls, lighting, ceiling and roof shall be restored to their original condition, and the Premises shall be left in "broom clean" condition, normal wear and tear excepted.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

WITNESS:                                 T & T INVESTMENT CO.


Barbara C. Fifield                       Arnold Messer
----------------------------             -----------------------------
Barbara C. Fifield                       By: Arnold Messer



ATTEST:                                  KREISLER MANUFACTURING CORP.


Kathie Hendricks                         /s/ Edward L. Stern
----------------------------             -----------------------------
                                         By:                 President

ATTEST:                                  KREISLER INDUSTRIAL CORP.


Kathie Hendricks                         /s/ Edward L. Stern
----------------------------             -----------------------------
                                         By:                 President

                     First Amendment to Agreement of Lease


     This First Amendment to Agreement of Lease ("Amendment") is entered into as of the 12th day of October, 2000 by and between T&T INVESTMENT CO. (the "Landlord') and KREISLER MANUFACTURING CORP. and KREISLER INDUSTRIAL CORP. (the "Tenant").

                                  BACKGROUND
                                  ----------
     A. Landlord and Tenant entered into that certain Agreement of Lease dated as of October 1/st/, 2000 (the "Existing Lease") relating to the leasing of the certain premises and improvements thereon located at 180 Van Riper Avenue, Elmwood Park, New Jersey (the "Leased Premises"); and

     B. Landlord and Tenant desire to amend the existing Lease pursuant to the terms set forth hereinbelow.

     Now, Therefore, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, agree as follows:

           1.    Definitions. All capitalized terms not otherwise defined herein
                 -----------
shall have the same meanings ascribed to them in the Existing Lease. The Existing Lease as hereby amended shall be referred to herein as the Lease.

           2.    Address of Landlord. Notwithstanding anything set forth in the
                 -------------------
Existing Lease, the address of the Landlord is: c/o Arnold Messer, 5845 Southwest 114 Terrace, Miami, Florida 33156.

           3.    Address of the Kreisler Manufacturing Corp. Notwithstanding
                 ------------------------------------------
anything set forth in the Existing Lease, the address of Kreisler Manufacturing Corp. is: 5960 Central Avenue, Suite H. St. Petersburg, FL 33707.

           4.    Place of Payment of Rent. Until further notified in writing by
                 ------------------------
the Landlord, Tenant shall forward all rent payments to the office of Solomon Smith Barney at 6671 13/th/ Avenue North, St. Petersburg, Florida. Checks shall be forwarded to Solomon Smith Barney and made payable to the Landlord to be deposited in Landlord's account at Solomon Smith Barney, being account number 42414170-15.

           5.    Repairs by Landlord. Paragraph 23 of the Existing Lease shall
                 -------------------
be amended to provide that the repairs to the items set forth therein shall be completed within four (4) years of the execution of the Existing Lease. The work to be performed as set forth in Paragraph 23 shall be completed no later than sixty (60) days after Tenant shall notify Landlord in writing that such work shall be performed.

           6.    Binding Agreement. Except as expressly modified by this
                 -----------------
Amendment, the terms and conditions of the Existing Lease shall remain in full force and effect, without change. This Amendment shall be binding upon, and shall inure to the benefit of parties hereto and their respective successors, and assigns.

           7.    Counterparts. This Amendment may be executed through the use of
                 ------------
separate signature pages or any number of counterparts, and each of the counterparts shall, for all purposes, constitute one agreement binding on all parties notwithstanding that all parties are not signatories to the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representative.

                                             Landlord:

                                             T & T INVESTMENT CO.,
Witness:


______________________________               ___________________________________
                                             By: Arnold Messer


                                             Tenant:

                                             KREISLER MANUFACTURING CORP.

Attest:

/s/ Kathi Hendricks                          /s/ Ned L. Stern
------------------------------               -----------------------------------
                                             By:            President


                                             KREISLER INDUSTRIAL CORP.

Attest:

/s/ Kathi Hendricks                          /s/ Ned L. Stern
------------------------------               -----------------------------------
                                             By:            President

                                      -2-